Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Bank of America Merrill Lynch Credit Conference and Capital One Southcoast Energy Conference
LAFAYETTE, LA. December 1, 2009
     Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Bank of America Merrill Lynch 2009 Credit Conference in New York at 7:30 a.m. eastern time on Thursday, December 3, 2009. A live webcast will be available in the “Event” section of the company’s website, www.stoneenergy.com. The presentation material will also be available in the “Event” section of the company’s website within 24 hours of the presentation.
     The company also announced that David H. Welch, the company’s President and Chief Executive Officer, and Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Capital One Southcoast Energy Conference in New Orleans at 11:40 a.m. central time on Wednesday, December 9, 2009. The presentation material will be available in the “Event” section of the company’s website within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.